Consolidated Statement of Income (Unaudited)
NDCHealth (Normalized)
(in thousands)

	FY01					FY02
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	YTD	Qtr 1	Qtr 2	Qtr 3	YTD
Revenues:
Information Management	$31,298	$33,917	$35,342	$37,534	$138,091	$34,513	$37,394	$39,050	$110,957
Network Services and Systems	48,031	48,141	51,515	53,134	200,821	52,384	53,168	56,557	162,109

	79,329	82,058	86,857	90,668	338,912	86,897	90,562	95,607	273,066

Operating expenses:
Cost of service	38,462	41,521	45,718	45,693	171,394	41,835	45,057	47,119	134,011
Sales, general and administrative	19,926	18,303	18,653	20,468	77,350	20,986	21,166	22,974	65,126
Depreciation and amortization	7,989	8,638	8,686	9,163	34,476	6,581	5,897	5,948	18,426

	66,377	68,462	73,057	75,324	283,220	69,402	72,120	76,041	217,563

Operating income	12,952	13,596	13,800	15,344	55,692	17,495	18,442	19,566	55,503

Other income/(expense)	(1,942)	(1,781)	(1,112)	(1,311)	(6,146)	(1,643)	(1,234)	(1,459)	(4,336)

IBITEL—Information Management	3,456	4,646	5,072	4,931	18,105	4,118	5,814	6,830	16,762
IBITEL—Network Services and Systems	7,554	7,169	7,616	9,102	31,441	11,734	11,394	11,277	34,405

Income before income taxes and equity in losses of affiliated companies—NDCHealth	11,010	11,815	12,688	14,033	49,546	15,852	17,208	18,107	51,167

Income Taxes	4,239	4,549	4,885	5,403	19,076	5,707	6,195	6,518	18,420

Income before equity in losses of affiliated companies	6,771	7,266	7,803	8,630	30,470	10,145	11,013	11,589	32,747
Equity in losses of affiliated companies, net of taxes	(66)	(139)	(247)	(299)	(751)	(1,114)	(292)	(344)	(1,750)

Net Income	$6,705	$7,127	$7,556	$8,331	$29,719	$9,031	$10,721	$11,245	$30,997

Basic Shares	32,778	32,889	32,992	33,970	33,009	33,937	34,066	34,135	34,045

Basic earnings per share	$0.20	$0.22	$0.23	$0.25	$0.90	$0.27	$0.31	$0.33	$0.91

Diluted Shares	33,441	34,057	34,348	35,368	34,153	35,530	39,822	39,721	35,595

Diluted earnings per share	$0.20	$0.21	$0.22	$0.24	$0.87	$0.25	$0.30	$0.31	$0.87